Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information of CrossAmerica Partners LP

On April 28, 2021, CrossAmerica Partners LP (the “Partnership”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with 7-Eleven, Inc., a Texas corporation (“7-Eleven”), pursuant to which Buyer agreed to purchase certain assets related to the ownership and operations of 106 company operated sites (90 fee; 16 leased) located in the Mid-Atlantic and Northeast regions of the U.S. (collectively, the “Properties”) for an aggregate purchase price of $263.0 million, subject to adjustment in accordance with the terms of the Asset Purchase Agreement (the “Acquisition”). The assets are being sold by 7-Eleven as part of a divestiture process in connection with its previously announced acquisition of the Speedway business from Marathon Petroleum Corporation.

The Partnership is closing the acquisition of the Properties on a rolling basis of generally ten sites per week. Through November 3, 2021, we closed on 103 Properties. We anticipate closing on the final three Properties once we are in receipt of all required operational licenses and permits. We are funding these transactions primarily through a new credit facility (“JKM Credit Facility”) as well as undrawn capacity under our existing revolving credit facility (“CAPL Credit Facility”) and cash on hand.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2021, gives effect to the Acquisition as if it had been consummated on June 30, 2021, and includes historical data as prepared by 7-Eleven as well as pro forma adjustments that give effect to events that are directly attributable to the Acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2020, gives effect to the Acquisition as if it had been consummated on January 1, 2020, and includes historical data as prepared by 7-Eleven as well as adjustments that give effect to events that are directly attributable to the Acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six-months ended June 30, 2021, gives effect to the Acquisition as if it had been consummated on January 1, 2021, and includes historical data as prepared by 7-Eleven as well as adjustments that give effect to events that are directly attributable to the Acquisition.

The pro forma adjustments included within the Unaudited Pro Forma Condensed Consolidated Financial Information of the Partnership reflecting the consummation of the Acquisition are based upon the acquisition method of accounting, in accordance with the FASB’s Accounting Standards Codification (“ASC”) 805, “Business Combinations” and upon the assumptions set forth in the notes included in this section. The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared based on available information, using estimates and assumptions that management believes are reasonable. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The estimates and assumptions related to the acquisition are preliminary and have been made solely for purposes of developing this Unaudited Pro Forma Condensed Consolidated Financial Information. The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been adjusted to reflect the allocation of the purchase price to identifiable assets acquired and liabilities assumed and the excess purchase price has been allocated to goodwill.

The Unaudited Pro Forma Condensed Consolidated Financial Information is for informational purposes and does not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the dates specified. The Unaudited Pro Forma Condensed Consolidated Financial Information is not necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Consolidated Financial Information does not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the Acquisition, nor does it reflect any adjustments for certain business and operational results specific to the periods presented, including the impacts of the COVID-19 pandemic and other factors influencing the wholesale and retail motor fuel environment. The Unaudited Pro Forma Condensed Consolidated Financial Information includes certain reclassifications to conform the historical financial information prepared by 7-Eleven to our presentation.

The assumptions used and adjustments made in preparing the Unaudited Pro Forma Condensed Consolidated Financial Information are described in the Notes thereto, which should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Information. The Unaudited Pro Forma Condensed Consolidated Financial Information and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report filed on Form 10-K filed on March 2, 2021. The Unaudited Pro Forma Condensed Consolidated Financial Information and related Notes contained herein should be read in conjunction with the audited financial statements prepared by 7-Eleven as of and for the year ended December 31, 2020 and the unaudited financial statements as of and for the six months ended June 30, 2021, filed as Exhibits 99.1 and 99.2 in this Form 8-K/A.

CrossAmerica Partners LP

Unaudited Pro forma Condensed Consolidated Balance Sheet

June 30, 2021

(in millions)

	Historical CrossAmerica Partners LP (a)	Historical Value of Assets Acquired From 7-Eleven, Inc. (b)	Pro Forma Adjustments Resulting from the Acquisition		Pro Forma Adjustments Resulting from the Financing		Total Pro Forma
Current assets
Cash and cash equivalents	0.6	0.3	—		—		0.9
Accounts receivable, net	35.0	—	—		—		35.0
Accounts receivable from related parties	1.1	—	—		—		1.1
Inventory	24.4	11.8	—		—		36.2
Assets held for sale	5.6	—	—		—		5.6
Other current assets	14.9	0.4	—		—		15.3
Total current assets	81.6	12.5	—		—		94.1
Property and equipment, net	562.8	138.5	80.2	(c)	—		781.5
Right of use assets, net	164.2	11.3	—	(d)	—		175.5
Intangible assets, net	85.6	—	37.5	(e)	—		123.1
Goodwill	88.8	—	10.2	(f)	—		99.0
Other assets	21.5	—	—		0.3	(i)	21.8
Total assets	1,004.5	162.3	127.9		0.3		1,295.0

Current liabilities
Current portion of debt and finance lease obligations	2.7	—	—		11.1	(j)	13.8
Current portion of operating lease obligations	32.6	1.3	—	(d)	—		33.9
Accounts payable	71.2	—	—		—		71.2
Accounts payable to related parties	6.4	—	—		—		6.4
Accrued expenses and other current liabilities	21.6	0.3	—		—		21.9
Motor fuel taxes payable	22.3	—	—		—		22.3
Total current liabilities	156.8	1.6	—		11.1		169.5
Debt and finance lease obligations, less current portion	546.8	—	—		264.6	(j)	811.4
Operating lease obligations, less current portion	137.5	9.4	—	(d)	—		146.9
Deferred tax liabilities, net	15.2	—	—		—		15.2
Asset retirement obligations	41.9	0.1	3.7	(g)	—		45.7
Other long term liabilities	34.2	—	—		—		34.2
Total liabilities	932.4	11.1	3.7		275.7		1,222.9

Equity
Common units	72.1	—	—		—		72.1
Accumulated other comprehensive loss	—	—	—		—		—
Historical implied equity\net assets acquired	—	151.2	124.2	(h)	(275.4)	(h)	—
Total equity	72.1	151.2	124.2		(275.4)		72.1
Total liabilities and equity	1,004.5	162.3	127.9		0.3		1,295.0

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

CrossAmerica Partners LP

Unaudited Pro forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2020

(in millions, except per unit amounts)

	Historical CrossAmerica Partners LP (a)	Historical revenue and expenses of Assets Acquired from 7-Eleven, Inc. (b)	Pro Forma Adjustments Resulting from the Acquisition		Pro Forma Adjustments Resulting from the Financing		Total Pro Forma
Operating revenues	1,932.3	449.4	—		—		2,381.7
Cost of sales	1,720.2	351.1	—		—		2,071.3
Gross profit	212.1	98.3	—		—		310.4

Income from CST Fuel Supply equity	3.2	—	—		—		3.2

Operating expenses:
Operating expenses	90.9	44.8	—		—		135.7
General and administrative expenses	21.0	—	2.0	(k)	—		23.0
Depreciation, amortization and accretion expense	68.7	11.8	2.0	(l)	—		82.5
Total operating expenses	180.6	56.6	4.0		—		241.2
Gain on dispositions and lease terminations, net	80.9	—	—		—		80.9
Operating income	115.6	41.7	(4.0)		—		153.3
Other income, net	0.5	—	—		—		0.5
Interest expense	(16.6)	—	—		(6.9)	(n)	(23.4)
Income (loss) before income taxes	99.5	41.7	(4.0)		(6.9)		130.4
Income tax (benefit) expense	(7.9)	—	2.4	(m)	—		(5.6)
Net income (loss)	107.4	41.7	(6.4)		(6.9)		136.0

Basic and diluted earnings per unit	2.87						3.64

Weighted-average limited partner units:
Basic common units	37,369						37,369
Diluted common units	37,369						37,369

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

CrossAmerica Partners LP

Unaudited Pro forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2021

(in millions, except per unit amounts)

	Historical CrossAmerica Partners LP (a)	Historical revenue and expenses of Assets Acquired from 7-Eleven, Inc. (b)	Pro Forma Adjustments Resulting from the Acquisition		Pro Forma Adjustments Resulting from the Financing		Total Pro Forma
Operating revenues	1,516.6	276.1	—		—		1,792.7
Cost of sales	1,396.7	230.3	—		—		1,627.0
Gross profit	119.9	45.8	—		—		165.7

Operating expenses:
Operating expenses	60.5	22.4	—		—		82.9
General and administrative expenses	14.5	—	2.0	(k)	—		16.5
Depreciation, amortization and accretion expense	37.6	5.8	1.1	(l)	—		44.5
Total operating expenses	112.6	28.2	3.1		—		143.9
Loss on dispositions and lease terminations, net	(0.1)	—	—		—		(0.1)
Operating income (loss)	7.2	17.6	(3.1)		—		21.7
Other income, net	0.3	—	—		—		0.3
Interest expense	(7.4)	—	—		(3.4)	(n)	(10.8)
Income (loss) before income taxes	0.1	17.6	(3.1)		(3.4)		11.2
Income tax (benefit) expense	(0.6)	—	0.9	(m)	—		0.3
Net income (loss)	0.7	17.6	(4.0)		(3.4)		10.9

Basic and diluted earnings per unit	0.02						0.29

Weighted-average limited partner units:
Basic common units	37,872						37,872
Diluted common units	37,902						37,902

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

CrossAmerica Partners LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information was prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the rules and regulations of SEC Regulation S-X.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition and related financings been completed as of the dates indicated.

The pro forma statements of operations for the year ended December 31, 2020 and six months ended June 30, 2021 give effect to the acquisition as if it were completed on January 1, 2020. The pro forma balance sheet as of June 30, 2021 gives effect to the acquisition as if it were completed on June 30, 2021.

The pro forma financial statements have been derived from the historical financial statements of CrossAmerica Partners LP (“CrossAmerica”) and certain assets of 7-Eleven, Inc. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Pro forma adjustments are included only to the extent they are (i) directly attributable to the acquisition and related financings and (ii) factually supportable. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

In accordance with current accounting guidance, the assets acquired and the liabilities assumed have been measured at fair value by CrossAmerica and the difference between these assets and liabilities and the purchase price has been recorded as goodwill. The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data. These fair value measurements and the related pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. Therefore, the final purchase price allocation may differ materially from the information presented. The pro forma financial statements also include adjustments to reflect the proceeds from borrowings under the JKM Credit Facility and CAPL Credit Facility and related debt issuance costs.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, CrossAmerica has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2. Preliminary Purchase Price Allocation

The preliminary allocation of the purchase price and the resulting goodwill is as follows (in thousands):

Inventories	$11.8
Other current assets	0.4
Property and equipment	218.7
Right-of-use assets	11.3
Goodwill	10.2
Intangible assets	37.5
Total assets	289.9

Current portion of operating lease obligations	1.3
Accrued expenses and other current liabilities	0.3
Operating lease obligations, less current portion	9.4
Asset retirement obligations	3.8
Total liabilities	14.8
Total consideration, net of cash acquired	$275.1

The fair value of inventory was estimated at retail selling price less estimated costs to sell and a reasonable profit allowance for the selling effort.

The fair value of land was based on a market approach. The value of buildings and equipment was based on a cost approach. The buildings and equipment are being depreciated on a straight-line basis, with estimated remaining useful lives of 20 years for the buildings and five to 30 years for equipment.

The fair value of the wholesale fuel distribution rights included in intangible assets was based on an income approach. Management believes the level and timing of cash flows represent relevant market participant assumptions. The wholesale fuel distribution rights are being amortized on a straight-line basis over an estimated useful life of approximately 10 years.

The fair value of goodwill represents expected synergies from combining operations, intangible assets that do not qualify for separate recognition, and other factors.

Management continues to review the valuation and is confirming the result to determine the final purchase price allocation.

Note 3. Notes to Pro Forma Financial Information

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

(a)

Represents historical balances for CrossAmerica Partners LP. Data as of and for the six months ended June 30, 2021 includes balances and results for two of the 106 stores that were acquired in late June 2021.

(b)	Represents historical balances for certain assets acquired from 7-Eleven.
(c)

Represents the preliminary fair value adjustment relating to property and equipment based on management’s current knowledge of the sites and other industry knowledge. Since the appraisal process for these assets is not yet complete, the portion of the purchase price ultimately allocated to property and equipment may be different and such difference may be material. This preliminary estimate is based on the market approach for land and the cost approach for buildings and equipment.

(d)	Based on preliminary analysis, we do not anticipate a significant adjustment to the right-of-use asset or lease liability as recorded in the historical balances.
(e)

Represents the preliminary fair value adjustment relating to intangible assets. Since the appraisal process for these assets is not yet complete, the portion of the purchase price ultimately allocated to intangible assets may be different and such difference may be material. This preliminary estimate is based on an income approach.

(f)

Represents the preliminary fair value adjustment relating to goodwill. Since the appraisal process for these assets is not yet complete, the portion of the purchase price ultimately allocated to goodwill may be different and such difference may be material. This preliminary estimate is based on an income approach.

(g)	Represents the preliminary adjustment related to recording asset retirement obligations for the future removal of underground storage tanks.
(h)	Represents cumulative adjustments to equity resulting from the purchase and borrowings.
(i)	Represents estimated deferred financing fees related to the revolving credit facility portion of the overall JKM Credit Facility that will be amortized over the term of the JKM Credit Facility.
(j)

Represents borrowings to fund the purchase price, net of estimated deferred financing fees related to the CAPL Credit Facility and the term loan facility portion of the overall JKM Credit Facility that will be amortized over the term of the applicable credit facility.

(k)	Represents estimated non-recurring acquisition costs.
(l)

Represents the estimated incremental depreciation, amortization and accretion expense of the fair value of property and equipment, intangible assets and asset retirement obligations based on management’s preliminary estimates of fair value. Management expects that these estimates may change as more in-depth valuation analysis is completed, and such changes may be material. We used estimated useful lives of 20 years for buildings, 7 to 30 years for equipment, and 10 years for wholesale fuel distribution rights.

(m)

Reflects the estimated income tax effects of the total pro forma adjustments described above using an assumed pro forma blended rate of approximately 25% on the estimated income before income taxes generated by a taxable subsidiary of the Partnership.

(n)

Represents interest expense on $185 million of borrowings under the JKM Credit Facility using a 2.6% interest rate (LIBOR plus an applicable margin, which is currently 2.5%) and on $97.6 million of borrowings under the CAPL Credit Facility using a 2.1% interest rate (LIBOR plus an applicable margin, which is currently 2.0%).